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                                                                      Exhibit 23
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Registration Nos. 33-60647, 33-40223, and 2-97434) pertaining to the 1995 Stock Incentive Plan of AMETEK, Inc; 1991 Stock Incentive Plan, 1987 Employees' Stock Incentive Plan, 1983 Employees' Incentive Stock Option Plan, and 1981 Employees' Non-Qualified Stock Option and Stock Appreciation Rights Plan of AMETEK, Inc., and to The AMETEK Savings and Investment Plan, respectively, and in the related Prospectuses, of our report dated January 22, 1997, except for Note 15, as to which the date is February 5, 1997, with respect to the financial statements of AMETEK, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                             /s/  ERNST & YOUNG LLP

Philadelphia, PA
March 6, 1997